                                                             EXHIBIT 4.5

                          AMENDMENT NO. 1


                                   Dated as of September 9, 1997


          AMENDMENT NO. 1 among Coca-Cola Enterprises Inc., a Delaware corporation (the "Company"), Coca-Cola Enterprises Great Britain plc (formerly known as Bottling Holdings (Great Britain) Limited), a corporation organized under the laws of England ("UK Holdings" and, together with the Company, the "Borrowers"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank International plc, as agent (the "Agent") for the Lenders, and Bank of America NT&SA, Deutsche Bank AG, New York Branch, NationsBank, N.A. and Union Bank of Switzerland, as co-agents (the "Co-Agents") for the Lenders.

                           PRELIMINARY STATEMENTS:

          (1) The Borrowers, the Lenders, the Agent and the Co-Agents have entered into a Five Year Credit Agreement dated as of November 4, 1996 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2) The Borrowers and the Majority Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

          SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

          (a) The definition of "Interest Period" is amended by deleting the phrase "and, if acceptable to all Lenders, nine or twelve months".

          (b) Section 2.02(a) is amended (i) by deleting the word "and" immediately preceding clause (iv), (ii) by deleting from clause (iv) the phrase "initial Interest Period" and substituting therefor the phrase "the Interest Period" and (iii) by adding immediately after such clause (iv) a new clause (v) to read as follows:

               , and (v) in the case of a Syndicated Borrowing consisting of Base Rate Loans, a maturity date for repayment of each Base Rate Loan which may not be later than the earlier of (I) 180 days after the date of such Syndicate Borrowing and (II) the Termination Date.

          (c)  Section 2.06 is amended in full to read as follows:

                    SECTION 2.06 Maturity of Loans. (a) Each Syndicated Loan
               other than Base Rate Loans shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Loan.

                    (b) Each Base Rate Loan and Competitive Bid Loan shall
               mature, and the principal amount thereof shall be due and payable, on the maturity date specified in the Notice of Syndicated Borrowing or (as the case may be) the Notice of Competitive Bid Borrowing applicable to such Loan.

                    (c) If not sooner paid, each Borrower shall repay to the
               Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Loans then outstanding in respect of such Borrower.

                    (d) Each Lender agrees to use its reasonable best efforts to return to the Company the Syndicated Note corresponding to each Syndicated Loan repaid within ten Business Days after such repayment.

          (d) Section 2.08(e)(ii)(B) is amended by inserting immediately after the phrase "Converted into a Base Rate Loan" the phrase "with a maturity date of the earlier of (I) 180 days after the date of such Conversion and
     (II) the Termination Date".

          (e)  Section 3.03 is amended (i) by redesignating clause (b) as clause
     (c) and (ii) by adding a new clause (b) to read as follows:

               (b) on or before the date of such Syndicated Borrowing, but prior to such Syndicated Borrowing, the Agent shall have received a Syndicated Note payable to the order of each Lender, in a principal amount equal to such Lender's portion of the Syndicated Loan to be evidenced thereby;

          (f) Exhibit A-1 is amended in full to read as set forth on Exhibit A-1 to this Amendment.

          (g) Exhibit B-1 is amended in full to read as set forth on Exhibit B-1 to this Amendment.

          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when the Agent shall have received counterparts of this Amendment executed by the Borrower and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

          SECTION 3. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

          (b) The execution, delivery and performance by each Borrower of this Amendment and the performance by each Borrower of each of the Credit Agreement and the Notes, as amended hereby, to which it is a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws (or equivalent constitutive documents) or (ii) any law, rule, regulation or contractual restriction in any material contract or, to the knowledge of the Chief Financial Officer of the Company, any other contract the breach of which would limit the ability of any Borrower to perform its obligations under the Credit Agreement or the Notes, as amended hereby, binding on or affecting such Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by such Borrower of this Amendment or the performance by each Borrower of each of the Credit Agreement or the Notes, as amended hereby, to which it is a party.

          (d) This Amendment has been duly executed and delivered by such Borrower. This Amendment and each of the Credit Agreement and the Notes, as amended hereby, to which such Borrower is a party are legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

          (e) There is no pending or, to the best of each Borrower's knowledge, threatened action or proceeding involving any Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator (i) which is likely to materially adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement and the Notes, as amended hereby.

          SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

          SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

          SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              COCA-COLA ENTERPRISES INC.

                              By      S/ VICKI R. PALMER
                                 ------------------------------------
                                 Title:  Vice President and Treasurer


                              COCA-COLA ENTERPRISES GREAT
                              BRITAIN PLC (formerly known as
                              Bottling Holdings (Great Britain)
                              Limited)

                              By    S/ VICKI R. PALMER
                                  -----------------------------------
                                  Title: Vice President and Treasurer


                              CITIBANK N.A.
                              as Agent and as Lender

                              By    S/ STEVEN R. VICTORIN
                                 ------------------------------------
                                 Title:  Attorney-in-Fact


                              CITIBANK INTERNATIONAL PLC.
                              as Agent and as Lender

                              By   S/ DAVID F. BASSETT
                                 ------------------------------------
                                 Title:  Vice President


                              BANK OF AMERICA NT&SA,
                              as Co-Agent and as Lender

                              By  S/ MICHELLE W. KACERGIS
                                -------------------------------------
                                   Title:  Managing Director


                              DEUTSCHE BANK AG, NEW YORK
                              AND/OR CAYMAN ISALNDS BRANCH
                              as Co-Agent and as Lender

                              By  S/ STEPHAN A. WIEDEMANN
                                 ------------------------------------
                                 Title:  Director

                              By  S/ THOMAS A. FOLEY
                                 ------------------------------------
                                 Title:  Vice President

                              NATIONSBANK, N.A.,
                              as Co-Agent and as Lender

                              By  S/ THOMAS F. O'NEILL
                                 ------------------------------------
                                 Title:  Senior Vice President


                              UNION BANK OF SWITZERLAND,
                              as Co-Agent and as Lender

                              By  S/ MARY V. TURNBACK
                                 ------------------------------------
                                 Title:  Assistant Treasurer

                              By  S/ C. C. Glockler
                                 ------------------------------------
                                 Title:  Director


                              ABN AMRO BANK N.V.

                              By  S/ STEVEN J. HIPEMAS
                                 ------------------------------------
                                 Title:  Vice President

                              By  S/ THOMAS S. THORNHILL
                                 ------------------------------------
                                 Title:  Group Vice President


                              BANK BRUSEELS LAMBERT,
                               NEW YORK BRANCH

                              By  S/ JOHN KIPPAX
                                 -----------------------------------
                                 Title:  Vice President and Manager

                              By  S/ DOMINICK VAN GAEVER
                                 -----------------------------------
                                 Title:  Senior Vice President


                              CIBC, INC.

                              By  S/ ROGER COLDEN
                                 -----------------------------------
                                 Title:  Director, CIBC Wood Gundy
                                         Securities Corp. AS AGENT


                              THE DAI-ICHI KANGYO BANK, LTD.


                              By   S/  TATSUJI NOGUCHI
                                 -----------------------------------
                                 Title:  Joint General Manager


                              THE FIRST NATIONAL BANK OF
                                CHICAGO

                              By  S/  BRETT NEUBERT
                                 -----------------------------------
                                 Title:  Authorized Agent

                              THE NORTHERN TRUST COMPANY

                              By  S/  JOHN J. CONWAY
                                 -----------------------------------
                                 Title:  Vice President


                              SUNTRUST BANK, ATLANTA

                              By  S/  KEVIN S. MACDONALD
                                 ------------------------------------
                                 Title:  Vice President


                              WACHOVIA BANK N.A.

                              By  S/  BRADLEY S. MARCUS
                                 ------------------------------------
                                 Title:  Senior Vice President

                              By  S/  KEVIN S. MACDONALD
                                 ------------------------------------
                                 Title:  Vice President


                              MIDLAND BANK PLC

                              By  S/  PHILIP G. KEMP
                                 ------------------------------------
                                 Title:  Corporate Banking Manager


                              TEXAS COMMERCE BANK N.A.

                              By  S/  BECKY B. RAWALT
                                 -------------------------------------
                                 Title:  Vice President


                              SWISS BANK CORPORATION,
                              NEW YORK BRANCH

                              By  S/  JAMES J. DIAZ
                                 -----------------------------------------
                                 Title:  Director, Banking Finance Support

                              By  S/  ERNST SCHIRMER
                                 -----------------------------------------
                                 Title:  Director, Credit Risk Management


                              SOCIETE GENERALE

                              By  S/ RALPH SAHEB
                                 -----------------------------------
                                 Title:  Vice President and Manager

                              KREDIETBANK  N.V.

                              By   S/ ROBERT SNAUFFER
                                 -----------------------------------
                                 Title:  Vice President


                              BANQUE NATIONALE DE PARIS
                              HOUSTON AGENCY

                              By   S/  JOHN L. STACY
                                 -----------------------------------
                                 Title:  Vice President


                              CRESTAR BANK


                              By  S/  JULIAN N. HOLLAND, JR.
                                 -----------------------------------
                                 Title:  Vice President

                             EXHIBIT A-1 - FORM OF
                                  SYNDICATED
                                PROMISSORY NOTE

U.S. $ __________



                           Dated:  _______________, 199_


          FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on [maturity date] the aggregate outstanding principal amount of the Syndicated Loan made on the date hereof by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of November 4, 1996 among the Borrower and certain other borrowers parties thereto, the Lender and certain other lenders parties thereto, Citibank International plc, as Agent, for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined).

          The Borrower promises to pay interest on the unpaid principal amount of the Syndicated Loan made on the date hereof from the date of such Syndicated Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest in respect of each Syndicated Loan (i) in Dollars are payable in lawful money of the United States of America to Citibank International plc, as Agent, at its account maintained at Citibank, N.A., 399 Park Avenue, New York, New York, 10043, in same day funds and (ii) in any Primary Currency are payable in such currency at the applicable Payment Office in same day funds. The Syndicated Loan evidenced by this Promissory Note owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Syndicated Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Syndicated Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned or the Equivalent thereof in one or more Primary Currencies, the indebtedness of the Borrower resulting from each such Syndicated Loan being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Syndicated Loans denominated in Primary Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.


                                   [NAME OF BORROWER]


                                   By________________________________
                                      Name:
                                      Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

========================================================================================================
|        |           |                    |            |    Amount of  |              |                |
|        |           |    Amount of       |            |    Principal  |     Unpaid   |                |
|        |  Type of  |    Loan in         |  Interest  |      Paid     |   Principal  |   Notation     |
| Date   |  Loan     | Relevant Currency  |     Rate   |   or Prepaid  |    Balance   |   Made By      |
|-------------------------------------------------------------------------------------------------------
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
---------------------------------------------------------------------------------------------------------

                        EXHIBIT B-1 - FORM OF NOTICE OF
                             SYNDICATED BORROWING

Citibank International plc, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  3rd Floor Riverdale House
  68 Molesworth Street
  Lewisham, England
  SE13 7EU

Citibank, N.A., as US Sub-Agent
  for said Lenders
  One Court Square
  7th Floor, Zone 1
  Long Island City, New York  11120                  [Date]

Attention:

Ladies and Gentlemen:

        The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of November 4, 1996 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain other Borrowers parties thereto, certain Lenders parties thereto and Citibank International plc, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Syndicated Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Syndicated Borrowing (the "Proposed Syndicated Borrowing") as required by Section 2.02(a) of the Credit Agreement:

        (i)   The date of the Proposed Syndicated Borrowing is _______________.

        (ii) The Type of Loans comprising the Proposed Syndicated Borrowing is [Base Rate Loans] [Eurocurrency Rate Loans].

        (iii) The aggregate amount of the Proposed Syndicated Borrowing is [$ _______________] [for a Syndicated Borrowing in a Primary Currency, list currency and amount of Syndicated Borrowing].

        [(iv) The Interest Period for each Eurocurrency Rate Loan made as part of the Proposed Syndicated Borrowing is ________ month[s].]


        [(v) The maturity date for each Base Rate Loan made as a part of the Proposed Syndicated Borrowing is _________________________.]

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Syndicated
Borrowing:

        (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause
   (ii) thereof)), are correct in all material respects, before and after giving effect to the Proposed Syndicated Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

        (B) no event has occurred and is continuing, or would result from such Proposed Syndicated Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                            Very truly yours,

                            [NAME OF BORROWER]


                            By____________________________________
                                 Name:
                                 Title: